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                                                                    Exhibit 23.3

We have issued our report dated 16 December 1999, except for the information presented in Note 19 for which the date is 14 March 2000, accompanying the financial statements and schedules of WRDC Limited contained in the Registration Statement and Prospectus of Authoriszor Inc. We consent to the use of the aforementioned financial statements in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

Yours faithfully,



Brown Butler & Co (manually signed)

Leeds
England
17 March 2000